UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2019

REZOLUTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 650-206-4507

570 El Camino Road Suite 150-403 Redwood City, CA 94063

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

SERIES AA PREFERRED STOCK FINANCING

As disclosed in Rezolute, Inc.’s (the “Company”, “we” or “our”) Current Report on Form 8-K (the “Prior 8-K”) filed with the United States Securities and Exchange Commission (the “SEC”), on January 7, 2019, we entered into a Purchase Agreement for Shares of Series AA Preferred Stock (the “Purchase Agreement”) with Handok, Inc. and Genexine, Inc. (each a “Purchaser” and collectively, the “Purchasers”) whereby subject to certain closing conditions, the Purchasers agreed to purchase shares of newly designated Series AA Preferred Stock (the “Offered Shares” or the “Series AA Preferred Stock”) for aggregate gross proceeds to the Company of $25,000,000 (inclusive of the $1,500,000 exclusivity payment received by the Company from the Purchasers in December 2018) (the “Series AA Financing”). The Offered Shares will automatically convert into Common Stock, $0.0001 par value per share (“Common Stock”) upon an increase in our authorized Common Stock following a stockholder meeting to amend our Certificate of Incorporation. The Offered Shares have an effective conversion price of $0.22 per share of Common Stock. On January 30, 2019, we closed the Series AA Financing and issued 1,250,000 Offered Shares to each Purchaser pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) at a purchase price of $10.00 per Offered Share. As a result of the issuance of Offered Shares to the Purchasers, a change in control of the Company has occurred since the Purchasers collectively own 54% of our Common Stock on an as-converted basis. As disclosed in the Prior 8-K, a condition to closing the Series AA Financing was the resignation of a majority of our directors, which has occurred. The material terms of the Purchase Agreement were disclosed in the Prior 8-K and those terms are incorporated herein by reference. The material terms of the Series AA Preferred Stock are as follows:

Optional Conversion

The Series AA Preferred Stock may be converted at any time, at the option of the holder, into shares of our Common Stock at an initial ratio of 45.45454 shares of Common Stock for one share of Series AA Preferred Stock, subject to adjustments for stock dividends, splits and the anti-dilution adjustment described in Certificate of Designation of Series AA Convertible Preferred Stock of Rezolute, Inc. (the “Certificate of Designation”) and as summarized herein.

Mandatory Conversion

The shares of Series AA Preferred Stock shall automatically convert upon the occurrence of any of the following:

(i)	At any time upon the vote or consent of the holders of two thirds of the voting power of the then outstanding Series AA Preferred Stock, all shares of Series AA Preferred Stock shall automatically convert into shares of Common Stock at the then applicable Conversion Rate (as defined in the Certificate of Designation; or

(ii)	The amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued to at least 500,000,000 shares of Common Stock.

Anti-dilution Adjustment

The Series AA Preferred Stock is subject to standard weighted average anti-dilution protection, as well as adjustment for stock splits, stock dividends and similar events.

In the event that we issue additional securities (a “Qualifying Issuance”) at a purchase price less than the then effective Series AA Preferred Stock conversion price (initially equal to $0.22 (“Series A Conversion Price”), the Series A Conversion Price shall be adjusted in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C)

Where

CP2 =        Series A Conversion Price in effect immediately after new issue;

CP1 =        Series A Conversion Price in effect immediately prior to new issue;

A =           Number of shares of Common Stock deemed to be outstanding immediately prior to new issue (includes all shares of outstanding Common Stock, all shares of outstanding preferred stock on an as-converted basis, and all outstanding options on an as-exercised basis; and does not include any convertible securities converting into this round of financing);

B =           Aggregate consideration received by the Company with respect to the new issue divided by CP1; and

C =           Number of shares of stock issued in the subject transaction.

The following issuances shall not trigger anti-dilution adjustment:

Shares of Common Stock or other securities of the Company exercisable for or convertible into Common Stock: (i) issuable as a dividend or distribution on the Series AA Preferred Stock; (ii) issued upon the conversion of any debenture, warrant, option, or other convertible security existing as of the date of the initial closing of this Offering; (iii) issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock; and (iv) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by the Board of Directors (the “Board of Directors” or “Board”); (v) issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; (vi) issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing equipment leasing or real property leasing transaction approved by the Board of Directors; (vii) issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; and (viii) issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors; and, further provided, that the securities issued or issuable under clauses (v) through (viii) above do not in the aggregate cumulatively exceed more than 10% of outstanding Common Stock of the Company, on a fully diluted basis.

The foregoing description of the Certificate of Designation is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement

Between February and April 2018, we issued senior secured notes to certain accredited investors with an aggregate principal face amount of $5,340,000 (collectively, the “Notes”). Pursuant to the terms of the Notes, upon the closing of a financing of at least $15 million, the outstanding principal and interest due thereunder will automatically convert into the securities issued in the financing at a 20% discount. As a result of the closing of the Series AA Financing, the Notes plus accrued interest of $800,117 were automatically converted into 767,515 shares of Series AA Preferred Stock (the “Convertible Note Shares”). The Convertible Note Shares were issued to the Note holders pursuant to Section 4(a)(2) of the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The sale and issuance of the Convertible Note Shares, and the Offered Shares and the shares issuable upon the conversion or exercise therein, have been determined to be exempt from registration under the U.S. Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the offer and sale of Offered Shares, on January 29, 2019, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation became effective that same day. The summary of the preferences, rights, and limitations of the Series AA Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1, and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Resignation of Directors.

In connection with the closing of the Series AA Financing and with an effective date of 10 days following the mailing of the notice to stockholders on Schedule 14f-1, Directors Hoyoung Huh, David Welch, Tae Hoon Kim and Samir Patel resigned from the Board of Directors. The resignations were not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Election of Directors

Young-Jin Kim. Mr. Kim will serve as a member of our Board with an effective date of 10 days following the mailing of the notice to stockholders on Schedule 14f-1. Mr. Kim is Chairman & CEO of Handok Inc., one of the leading pharmaceutical companies in the Republic of Korea. Mr. Kim joined Handok Inc. in 1984 and spent two years between 1984 and 1986 working at Hoechst AG in Frankfurt, Germany. Between 1991 and 2005, he served as CEO of Roussel Korea, Hoechst Marion Roussel Korea and Aventis Pharma Korea and also appointed as the Country Manager of Hoechst AG and Aventis in Korea between 1996 and 2005. In 1996, he was appointed as CEO of Handok. Mr. Kim has been serving as President of Handok Jeseok Foundation since 2014. He also has been serving as President of KDG (Korean-German Society) since 2010 and Vice President of Medium Industries Committee of KCCI (The Korea Chamber of Commerce & Industry) since 2009. Mr. Kim received an MBA at the Kelley School of Business at Indiana University in 1984 and received the award of Distinguished Alumni Fellows from Indiana University. Mr. Kim completed Advanced Management Program at the Harvard Business School in 1996. We believe Mr. Kim’s experience working with pharmaceutical companies qualifies him to serve on the Board. We believe Mr. Kim’s experience working with pharmaceutical companies qualifies him to serve on the Board.

Young Chul Sung, Ph.D. Dr. Sung will serve as a member of our Board with an effective date of 10 days following the mailing of the notice to stockholders on Schedule 14f-1. Dr. Sung is the founder and former CEO of Genexine Inc, a KOSDAQ listed biotech company developing innovative drugs in cancer and orphan diseases. Dr. Sung currently serves as a professor at POSTECH Department of Life Sciences and founder of POSTECH- Catholic Bio Medical Institute. Dr. Sung is an expert immunologist and has published over one hundred scientific articles. He has served on editorial boards of many biological organizations and has earned numerous awards including the most recently the 49th Science Day Presidential Commendation for Science and Technology Promotion Division from KIST as remarks of Antibody fusion (hyFc) technology and gene therapy vaccine technology. Dr. Sung currently serves on the Board of the Korean Society for Molecular and Cellular Biology and The Korean Society of Medical Biochemistry and Molecular Biology both since 2003. He is also a member of the Korean Society of Virology. Dr. Sung was a former president of the Korean Association of Immunobiologists (KAI) from 2005 to 2007. We believe Dr. Sung’s scientific background qualifies him to serve on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 3.03, on January 29, 2019, the Company filed the Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
3.1	Certificate of Designation

RULE 135C NOTICE

The Company is providing this Current Report on Form 8-K in accordance with Rule 135c under the Securities Act of 1933, as amended, and the notice contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities. Any securities that may be offered pursuant to any agreement related to the Series AA Financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

Date: January 31, 2019	By:	/s/ Keith Vendola
Name: Keith Vendola Title: Chief Financial Officer